Exhibit 2

AUDIOCODES LTD.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR USE AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 20, 2012

The undersigned shareholder of AudioCodes Ltd. (the “Company”) hereby appoints SHABTAI ADLERSBERG, or if unable to attend, GUY AVIDAN, or if unable to attend, LIZ COHEN YERUSHALMI, the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution, to vote as described below all of the shares of the Company that the undersigned is entitled to vote at the Annual General Meeting of Shareholders of the Company to be held at the principal executive offices of the Company, 1 Hayarden Street, Airport City Lod 70151, Israel, on Thursday, December 20, 2012 at 2:00 p.m., local time, and at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR each of the items below.

1.	TO REELECT SHABTAI ADLERSBERG AS A CLASS III DIRECTOR

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	TO ELECT STANLEY STERN AS A CLASS III DIRECTOR

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	SUBJECT TO APPROVAL OF PROPOSAL TWO, TO APPROVE THE GRANT TO STANLEY STERN OF OPTIONS TO PURCHASE ORDINARY SHARES OF THE COMPANY

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	TO REELECT DORON NEVO AS AN OUTSIDE DIRECTOR FOR AN ADDITIONAL TERM OF THREE YEARS

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	SUBJECT TO APPROVAL OF PROPOSAL FOUR, TO APPROVE THE GRANT TO DORON NEVO OF OPTIONS TO PURCHASE ORDINARY SHARES OF THE COMPANY

☐ FOR	☐ AGAINST	☐ ABSTAIN

6.	TO RATIFY THE APPOINTMENT OF THE COMPANY’S INDEPENDENT AUDITORS FOR 2012 AND TO AUTHORIZE THE COMPENSATION OF THE AUDITORS

☐ FOR	☐ AGAINST	☐ ABSTAIN

7.	I AM A CONTROLLING SHAREHOLDER OR HAVE A PERSONAL INTEREST IN PROPOSAL FOUR

☐ YES	☐ NO

8.	I AM A CONTROLLING SHAREHOLDER OR HAVE A PERSONAL INTEREST IN PROPOSAL FIVE

☐ YES	☐ NO

The undersigned hereby acknowledges receipt of the Notice of the Annual General Meeting of Shareholders and the Proxy Statement accompanying such Notice, revokes any proxy or proxies heretofore given to vote upon or act with respect to the undersigned’s shares and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue thereof.

SIGNATURE(S)
SIGNATURE(S)
DATE
Please mark, date and sign exactly as name(s) appear(s) on this proxy and return this proxy card promptly using the enclosed envelope. If the signer is a corporation, please sign full corporate name by duly authorized officer. Executors, administrators, trustees, etc. should state full title or capacity. Joint owners should each sign.